EXHIBIT 99.3

FORM OF POOLING AGREEMENT

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FORM OF POOLING AGREEMENT

THIS AGREEMENT is made as of the 24 day of April, 2017

AMONG:

DEPLOY TECHNOLOGIES INC.

525 – 999 West Hastings Street, Vancouver, British Columbia

V6C 2W2

(the “Corporation”);

AND:

NATIONAL ISSUER SERVICES LTD.,

760 – 777 Hornby Street, Vancouver, British Columbia V6Z 1S4

(the “Agent”)

AND:

EACH OF THE UNDERSIGNED SECURITYHOLDERS OF THE ISSUER

(a “Securityholder” or “you”)

(collectively, the “Parties”)

This Agreement is being entered into by the Parties owning Preferred Shares in the capital of the Corporation. The Preferred Shares are convertible into Common Shares of the Corporation which are listed for trading on the Canadian Securities Exchange (the “Shares”). All terms used but not defined herein shall have the meaning ascribed to them herein. The Securityholders have agreed to deposit the securities they will receive into pool pursuant to this Pooling Agreement.

For good and valuable consideration, the Parties agree as follows:

PART 1 AGENT

Appointment of Agent

1.1 The Corporation and the Securityholders hereby appoint the Agent to act as agent in respect of the pool securities under this Agreement. The Agent hereby accepts such appointment.

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Deposit of Securities into Pool

1.2 You are hereby depositing the securities (securities) listed opposite your name in Appendix 1 with the Agent to be held in pool under this Agreement. You irrevocably authorize the Agent to take possession of the pooled securities and deal with them in accordance with the terms hereof. If for any reason the Agent does not have of such shares, you will immediately deliver or cause to be delivered to the Agent any share certificates or other evidence of these securities which you have or which you may now have or later receive.

1.3 If you receive any other securities (additional pooled securities):

(a) as a dividend or other distribution on pooled securities;

(b) on the exercise of a right of purchase, conversion or exchange attaching to pooled securities, including securities received on conversion of warrants;

(c) on a subdivision, or compulsory or automatic conversion or exchange of pooled securities; or

(d) from a successor issuer in a business combination (“SuccessorCo”),

you will deposit them in pool with the Agent. You will deliver or cause to be delivered to the Agent any share certificates or other evidence of those additional pooled securities. When this Agreement refers to pooled securities, it includes additional pooled securities.

1.4 You will immediately deliver to the Agent any replacement share certificates or other evidence of additional pooled securities issued to you.

Direction to Agent

1.5 The Corporation and the Securityholders direct the Agent to hold the pooled securities in pool until they are released from pool under this Agreement.

PART 2 RELEASE OF POOLED SECURITIES

Basic Term of Pool and Staged Release

2.1 Unless early release is permitted by this Agreement, the term (the “Term”) of the pool is as follows:

(a) 25% of pooled securities shall be released on a pro rata basis if the Shares of the Corporation trade at a price of or over $1.25 for 3 consecutive trading days on the Canadian Securities Exchange, or any other such stock exchange as the Shares of the Corporation may be listed or traded from time to time;

(b) 25% of pooled securities shall be released on a pro rata basis if the Corporation closes a private placement for units consisting of one Share and one Share purchase warrant, each a “Warrant” at an issue price of over $0.25 (the “$0.50 Financing”);

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(c) 100% of pooled securities shall be released in the case of forced conversion of the Warrants issued pursuant to the $0.50 Financing in according with the acceleration provisions of the certificates evidencing the Warrants; and

(d) Up to 25% of the pooled securities may be released on a pro rata basis if the Corporation issues notice to all holders of Pooled Securities that there is to be a release from pooling, at least five days prior to such release.

For greater certainty, at any point during the Term, a holder of Pooled Securities may convert the Pooled Securities into Shares, in accordance with the Corporation’s by-laws, provided that post-conversion the Shares shall continue to be pooled in accordance with the terms of this Agreement.

Early Release from Pool

2.2 All or a portion of each participant’s pooled securities may be released early at any time during the Term in if the Board of directors of the Corporation (or a Successor Company as the case may be) approves the early release, in whole or in part, with or without conditions (and for avoidance of doubt the parties agree the Board need not justify or give reasons for any refusal to a request for early release). For avoidance doubt, all releases from pool shall be pro rata and all pool participants treated equally.

Additional Pooled Securities

2.3 If you acquire additional pooled securities, those securities will be added to the securities already in pool, to increase the number of remaining pooled securities. After that, all of the pooled securities will be released in accordance with the applicable release terms above.

Delivery of Share Certificates for Pooled Securities

2.4 The Agent will send to each Securityholder any share certificates or other evidence of that Securityholder’s pooled securities in the possession of the Agent released from pool as soon as reasonably practicable after the release.

Replacement Certificates

2.5 If, on the date a Securityholder’s pooled securities are to be released, the Agent holds a share certificate or other evidence representing more pooled securities than are to be released, the Agent will deliver the share certificate or other evidence to the Corporation or its transfer agent and request replacement share certificates or other evidence. The Corporation will cause replacement share certificates or other evidence to be prepared and delivered to the Agent. After the Agent receives the replacement share certificates or other evidence, the Agent will send to the Securityholder or at the Securityholder’s direction, the replacement share certificate or other evidence of the pooled securities released. The Agent and Corporation will act as soon as reasonably practicable.

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Release Upon Death

2.6 If a Securityholder dies, the Securityholder’s pooled securities will be released from pool. The Agent will deliver any share certificates or other evidence of the pooled securities in the possession of the Agent to the Securityholder’s legal representative.

2.7 Prior to delivery the Agent must receive:

(a) a certified copy of the death certificate; and

(b) any evidence of the legal representative’s status that the Agent may reasonably require.

PART 3 DEALING WITH POOLED SECURITIES

Restriction on Transfer, etc.

3.1 You may transfer you shares within pool or to another person who agrees to be subject to this pooling agreement at anytime with the consent of the Board which need not give reasons for any refusal to approve a transfer within the pool. Unless it is expressly permitted in this Agreement, you will not sell, transfer, assign, mortgage, enter into a derivative transaction concerning, or otherwise deal in any way with your pooled securities or any related share certificates or other evidence of the pooled securities. If a Securityholder is a private company controlled by one or more principals (as defined in applicable securities legislation) of the Corporation, the Securityholder may not participate in a transaction that results in a change of its control or a change in the economic exposure of the principals to the risks of holding pooled securities.

Pledge, Mortgage or Charge as Collateral for a Loan

3.2 You may pledge, mortgage or charge your pooled securities to a financial institution as collateral for a loan, provided that no pooled securities or any share certificates or other evidence of pooled securities will be transferred or delivered by the Agent to the financial institution for this purpose. The loan agreement must provide that the pooled securities will remain in pool if the lender realizes on the pooled securities to satisfy the loan.

Voting of Pooled Securities

3.3 You may exercise any voting rights attached to your pooled securities.

Dividends on Pooled Securities

3.4 You may receive a dividend or other distribution on your pooled securities, and elect the manner of payment from the standard options offered by the Corporation. If the Agent receives a dividend or other distribution on your pooled securities, other than additional pooled securities, the Agent will pay the dividend or other distribution to you on receipt.

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Exercise of Other Rights Attaching to Pooled Securities

3.5 You may exercise your rights to exchange or convert your pooled securities in accordance with this Agreement.

PART 4 PERMITTED TRANSFERS WITHIN POOL

Transfer upon Bankruptcy

4.1 You may transfer pooled securities within pool to a trustee in bankruptcy or another person or company entitled to pooled securities on bankruptcy.

4.2 Prior to the transfer, the Agent must receive:

(a) a certified copy of either

(i) the assignment in bankruptcy filed with the Superintendent of Bankruptcy, or

(ii) the receiving order adjudging the Securityholder bankrupt;

(b) a certified copy of a certificate of appointment of the trustee in bankruptcy;

(c) a transfer power of attorney, completed and executed by the transferor in accordance with the requirements of the Corporation’s transfer agent; and

(d) an acknowledgement in the form of Appendix 2 signed by:

(i) the trustee in bankruptcy, or

(ii) on direction from the trustee, with evidence of that direction attached to the acknowledgement form, another person or company legally entitled to the pooled securities.

4.3 Within 10 days after the transfer, the transferee of the pooled securities will file a copy of the acknowledgement with the securities regulators in the jurisdictions in which the Corporation is a reporting issuer.

Transfer Upon Realization of Pledged, Mortgaged or Charged Pooled Securities

4.4 You may transfer within pool to a financial institution the pooled securities you have pledged, mortgaged or charged under section 3.2 to that financial institution as collateral for a loan on realization of the loan.

4.5 Prior to the transfer the Agent must receive:

(a) a statutory declaration of an officer of the financial institution that the financial institution is legally entitled to the pooled securities;

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(b) a transfer power of attorney, executed by the transferor in accordance with the requirements of the Corporation’s transfer agent; and

(c) an acknowledgement in the form of Appendix 2 signed by the financial institution.

4.6 Within 10 days after the transfer, the transferee of the pooled securities will file a copy of the acknowledgement with the securities regulators in the jurisdictions in which the Corporation is a reporting issuer.

Transfer to Certain Plans and Funds

4.7 You may transfer pooled securities within pool to or between a registered retirement or other similar registered plan or fund with a trustee, where the annuitant of the registered plan or fund are limited to you and your spouse, children and parents, or, if you are the trustee of such a registered plan or fund, to the annuitant of the plan, or a beneficiary of the other registered plan or fund, as applicable, or his or her spouse, children and parents.

4.8 Prior to the transfer the Agent must receive:

(a) evidence from the trustee of the transferee plan or fund, or the trustee’s agent, stating that, to the best of the trustee’s knowledge, the annuitant of the plan, or the beneficiaries of the other registered plan or fund do not include any person or company other than you and your spouse, children and parents;

(b) a transfer power of attorney, executed by the transferor in accordance with the requirements of the Corporation’s transfer agent; and

(c) an acknowledgement in the form of Appendix 2 signed by the trustee of the plan or fund.

Effect of Transfer Within Pool

4.9 After the transfer of pooled securities within pool, the pooled securities will remain in pool and released from pool under this Agreement as if no transfer has occurred on the same terms that applied before the transfer. The Agent will not deliver any share certificates or other evidence of the pooled securities to transferees under this Part 4.

PART 5 BUSINESS COMBINATIONS OR REORGANIZATION

Business Combinations or Reorganizations

5.1 The signatories hereto acknowledge that the Corporation may undertake a business combination or other reorganization or other reorganization (as defined immediately below) during the Term. Accordingly, this Part applies to business combinations or other reorganization:

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(a) A merger, amalgamation, consolidation, or plan of arrangement or like process where the shareholders of the Corporation constitute the majority of the holders of equity securities of the successor entity (“SuccessorCo”);

(b) a formal issuer bid for all outstanding equity securities of the Corporation;

(c) a reorganization that has an effect similar to the foregoing.

Delivery to Agent

5.2 You must tender your pooled securities to a person or company in a business combination where it is approved by the Board of the Corporation. At least five business days prior to the date the pooled securities must be tendered under the business combination, you must deliver to the Agent:

(a) a written direction signed by you that directs the Agent to deliver to the depositary under the business combination any share certificates or other evidence of the pooled securities and a completed and executed cover letter or similar document and, where required, transfer power of attorney completed and executed for transfer in accordance with the requirements of the depositary, and any other documentation specified or provided by you and required to be delivered to the depositary under the business combination; and

(b) any other information concerning the business combination as the Agent may reasonably request.

Delivery to Depository

5.3 As soon as reasonably practicable, and in any event no later than three business days after the Agent receives the documents and information required under section 5.2, the Agent will deliver to the depositary, in accordance with the direction, any share certificates or other evidence of the pooled securities, and a letter addressed to the depositary that:

(a) identifies the pooled securities that are being tendered;

(b) states that the pooled securities are held in pool;

(c) states that the pooled securities are delivered only for the purposes of the business combination and that they will be released from pool only after the Agent receives the information described in section 5.2;

(d) if any share certificates or other evidence of the pooled securities have been delivered to the depositary, requires the depositary to return to the Agent, as soon as practicable, any share certificates or other evidence of pooled securities that are not released from pool into the business combination; and

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(e) where applicable, requires the depositary to deliver or cause to be delivered to the Agent, as soon as practicable, any share certificates or other evidence of additional pooled securities that you acquire under the business combination.

Release of Pooled Securities to Depositary

5.4 The Agent will release from pool the tendered pooled securities when the Agent receives a declaration signed by the depositary or, if the direction identifies the depositary as acting on behalf of another person or company in respect of the business combination, by that other person or company, that:

(a) the terms and conditions of the business combination have been met or waived; and

(b) the pooled securities have either been taken up and paid for or are subject to an unconditional obligation to be taken up and paid for under the business combination.

Pool of New Securities

5.5 If you receive securities (new securities) of another issuer (successor issuer) in exchange for your pooled securities, the new securities will be subject to pool in substitution for the tendered pool.

Release from Pool of New Securities

5.6 As soon as reasonably practicable after the Agent receives:

(a) a certificate from the successor issuer signed by a director or officer of the successor issuer authorized to sign

(i) stating that it is a SuccessorCo to the Corporation as a result of a business combination or reorganization and whether it is an emerging issuer or an established issuer under the Policy, and

(ii) listing the Securityholders whose new securities are subject to pool hereunder.

5.7 The Agent will hold your new securities in pool on the same terms and conditions, including release dates, as applied to the pooled securities that you exchanged.

5.8 The Corporation will give the Agent and Securityholders prompt notice of the occurrence of any of the corporate events described in 5.1.

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PART 6 RESIGNATION OF AGENT

Resignation of Agent

6.1 If the Agent wishes to resign as agent, the Agent will give written notice to the Corporation and the Securityholders.

6.2 If the Corporation wishes to terminate the Agent as agent, the Corporation respectively will give written notice to the Agent and the Securityholders.

6.3 If the Agent resigns or is terminated, the Corporation will be responsible for ensuring that the Agent is replaced not later than the resignation or termination date by another agent that has accepted such appointment, which appointment will be binding on the Corporation and the Securityholders.

6.4 The resignation or termination of the Agent will be effective, and the Agent will cease to be bound by this Agreement, on the date that is 60 days after the date of receipt of the notices referred to above by the Agent, Corporation and Securityholders as applicable, or on such other date as the Agent and the Corporation may agree upon (the “resignation or termination date”), provided that the resignation or termination date will not be less than 10 Business Days before a release date.

6.5 If the Corporation has not appointed a successor agent within 60 days of the resignation or termination date the Agent may apply, at the Corporation’s expense, to a court of competent jurisdiction for the appointment of a successor agent, and the duties and responsibilities of the Agent will cease immediately upon such appointment.

6.6 On any new appointment under this section, the successor Agent will be vested with the same powers, rights, duties and obligations as if it had been originally named herein as Agent, without any further assurance, conveyance, act or deed. The predecessor Agent, upon receipt of payment for any outstanding account for its services and expenses then unpaid, will transfer, deliver and pay over to the successor Agent, who will be entitled to receive, all securities, records or other property on deposit with the predecessor Agent in relation to this Agreement and the predecessor Agent will thereupon be discharged as Agent.

6.7 If any changes are made to Part 6 of this Agreement as a result of the appointment of the successor Agent, those changes must not be inconsistent with the terms of this Agreement and the Corporation to this Agreement will file a copy of the new Agreement with the securities regulators with jurisdiction over the initial public offering.

PART 7 INDEMNIFICATION OF AGENT

7.1 The Corporation and each Securityholder hereby jointly and severally agree to indemnify and hold harmless the Agent, its affiliates, and their current and former directors, officers, employees and agents from and against any and all claims, demands, losses, penalties, costs, expenses, fees and liabilities, including, without limitation, legal fees and expenses, directly or indirectly arising out of, in connection with, or in respect of, this Agreement, except where same result directly and principally from wilful misconduct or bad faith on the part of the Agent. This indemnity survives the release of the pooled securities, the resignation or termination of the Agent and the termination of this Agreement.

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PART 8 OTHER CONTRACTUAL ARRANGEMENTS

Agent Not a Trustee

8.1 The Agent accepts duties and responsibilities under this Agreement, and the pooling securities and any share certificates or other evidence of these securities, solely as a custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Agent shall owe no duties hereunder as a trustee.

Agent Not Responsible for Genuineness

8.2 The Agent will not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any pooling security deposited with it.

Agent Not Responsible for Furnished Information

8.3 The Agent will have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Agent receives as a condition to a release from Pooling or a transfer of pooling securities within Pooling under this Agreement.

Agent Not Responsible after Release

8.4 The Agent will have no responsibility for pooling securities that it has released to a Securityholder or at a Securityholder’s direction according to this Agreement.

Indemnification of Agent

8.5 The Corporation and each Securityholder hereby jointly and severally agree to indemnify and hold harmless the Agent, its affiliates, and their current and former directors, officers, employees and agents from and against any and all claims, demands, losses, penalties, costs, expenses, fees and liabilities, including, without limitation, legal fees and expenses, directly or indirectly arising out of, in connection with, or in respect of, this Agreement, except where same result directly and principally from willful misconduct or bad faith on the part of the Agent. This indemnity survives the release of the pooling securities, the resignation or termination of the Agent and the termination of this Agreement.

Additional Provisions

8.6 (a) The Agent will be protected in acting and relying reasonably upon any notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as “Documents”) furnished to it and purportedly signed by any officer or person required to or entitled to execute and deliver to the Agent any such Document in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth or accuracy of any information therein contained, which it in good faith believes to be genuine.

(b) The Agent will not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing, and signed by the other Parties and approved by the Exchange, and, if the duties or indemnification of the Agent in this Agreement are affected, unless it has given its prior written consent.

(c) The Agent may consult with or retain such legal counsel and advisors as it may reasonably require for the purpose of discharging its duties or determining its rights under this Agreement and may rely and act upon the advice of such counsel or advisor. The Agent will give written notice to the Corporation as soon as practicable that it has retained legal counsel or other advisors. The Corporation will pay or reimburse the Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

(d) In the event of any disagreement arising under the terms of this Agreement, the Agent will be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled either by a written agreement among the Parties or by a court of competent jurisdiction.

(e) The Agent will have no duties or responsibilities except as expressly provided in this Agreement and will have no duty or responsibility under the Policy or arising under any other agreement, including any agreement referred to in this Agreement, to which the Agent is not a party.

(f) The Agent will have the right not to act and will not be liable for refusing to act unless it has received clear and reasonable documentation that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

(g) The Agent is authorized to cancel any share certificate delivered to it and hold such Securityholder’s pooling securities in electronic, or uncertificated form only, pending release of such securities from Pooling.

(h) The Agent will have no responsibility with respect to any pooling securities in respect of which no share certificate or other evidence or electronic or uncertificated form of these securities has been delivered to it, or otherwise received by it.

(i) Any entity resulting from the merger, amalgamation or continuation of the Agent or succeeding to all or substantially all of its transfer agency business (by sale of such business or otherwise), shall thereupon automatically become the Agent hereunder without further act or formality. This Agreement shall endure to the benefit of and be binding upon the parties hereto and their successors and assigns.

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Limitation of Liability of Agent

8.7 The Agent will not be liable to any of the Parties hereunder for any action taken or omitted to be taken by it under or in connection with this Agreement, except for losses directly, principally and immediately caused by its bad faith or wilful misconduct. Under no circumstances will the Agent be liable for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages hereunder, including any loss of profits, whether foreseeable or unforeseeable. Notwithstanding the foregoing or any other provision of this Agreement, in no event will the collective liability of the Agent under or in connection with this Agreement to any one or more Parties, except for losses directly caused by its bad faith or wilful misconduct, exceed the amount of its annual fees under this Agreement or the amount of three thousand dollars ($3,000.00), whichever amount shall be greater.

Remuneration of Agent

8.8 The Corporation will pay the Agent reasonable remuneration for its services under this Agreement, which fees are subject to revision from time to time on 30 days’ written notice. The Corporation will reimburse the Agent for its expenses and disbursements. Any amount due under this section and unpaid 30 days after request for such payment, will bear interest from the expiration of such period at a rate per annum equal to the then current rate charged by the Agent, payable on demand.

PART 9 INTERPLEADER

9.1 Notwithstanding any other provision of this Agreement, the Agent will have the right at any time to interplead the parties and deposit the pooled securities or any other document or monies deposited with it with any court of competent jurisdiction in the event of any dispute as to, or if the Agent in its sole discretion will conclude that there is, a bona fide question, confusion or dispute in respect of or as to any matter under this Agreement including, without limitation, the holding or delivery of the pooled securities, the duties of the Agent in respect of any other matter arising hereunder or the validity, enforceability, extent of enforceability or meaning of any provision of this Agreement and any such deposit will wholly discharge the obligations of the Agent under this Agreement in respect of the pooled securities and any such other document or monies, and will for all purposes hereof be deemed good and sufficient fulfilment by the Agent of all of its obligations hereunder. The Agent’s costs relating to any interpleader proceedings will be borne by the Corporation.

PART 10 COUNSEL

10.1 The Parties acknowledge that the Agent is owned and controlled by McMillan LLP which is acting as counsel to the Corporation in connection with the transactions contemplated herein, and the Parties agree that neither this Agreement nor the Agent’s duties or actions as escrow agent hereunder shall prohibit McMillan LLP from acting or continuing to act as legal counsel for the Corporation in connection with the transactions contemplated herein and/or in connection with any dispute which may arise out of this Agreement.

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PART 11 NOTICES

Notice to Agent

11.1 Documents will be considered to have been delivered to the Agent on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or five (5) business days after the date of mailing, if delivered by mail, to the following:

National Issuer Services Ltd.

760 – 777 Hornby Street

Vancouver, B.C. V6Z 1S4

Notice to Corporation

11.2 Documents will be considered to have been delivered to the Corporation on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or five (5) business days after the date of mailing, if delivered by email, to the following:

Deploy Technologies Inc.

525 – 999 West Hastings Street

Vancouver, B.C. V6V 2W2

Deliveries to Securityholders

11.3 Documents will be considered to have been delivered to a Securityholder on the date of delivery, if delivered by hand or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the address on the Corporation’s share register.

11.4 Any share certificates or other evidence of a Securityholder’s pooled securities will be sent to the Securityholder’s address on the Corporation’s share register unless the Securityholder has advised the Agent in writing otherwise at least ten business days before the pooled securities are released from pool. The Corporation will provide the Agent with each Securityholder’s address as listed on the Corporation’s share register.

Change of Address

11.5 The Agent may change its address for delivery by delivering notice of the change of address to the Corporation and to each Securityholder.

11.6 The Corporation may change its address for delivery by delivering notice of the change of address to the Agent and to each Securityholder.

11.7 A Securityholder may change that Securityholder’s address for delivery by delivering notice of the change of address to the Corporation and to the Agent.

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Postal Interruption

11.8 A Party to this Agreement will not mail a document it is required to mail under this Agreement if the Party is aware of an actual or impending disruption of postal service.

PART 12 GENERAL

Interpretation - “Holding Securities”

12.1 When this Agreement refers to securities that a Securityholder “holds”, it means that the Securityholder has direct or indirect beneficial ownership of, or control or direction over, the securities.

Further Assurances

12.2 The Parties will execute and deliver any further documents and perform any further acts reasonably requested by any of the Parties to this Agreement which are necessary to carry out the intent of this Agreement.

Time

12.3 Time is of the essence of this Agreement.

Failure to complete Reorganization

12.4 If the Corporation does not complete its Reorganization Agreement at the Closing, this Agreement will terminate and not have any effect.

Governing Laws

12.5 The laws of the Province of British Columbia will govern this Agreement and the parties attorn to such jurisdiction in the event of any dispute hereunder.

Counterparts

12.6 The Parties may execute this Agreement by fax and in counterparts, each of which will be considered an original and all of which will be one agreement.

Singular and Plural

12.7 Wherever a singular expression is used in this Agreement, that expression is considered as including the plural or the body corporate where required by the context.

Benefit and Binding Effect

12.8 This Agreement will benefit and bind the Parties and their heirs, executors, administrators, successors and permitted assigns and all persons claiming through them as if they had been a Party to this Agreement.

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Entire Agreement

12.9 This is the entire agreement among the Parties concerning the subject matter set out in this Agreement and supersedes any and all prior understandings and agreements.

Successor to Agent

12.10 Any corporation with which the Agent may be amalgamated, merged or consolidated, or any corporation succeeding to the business of the Agent will be the successor of the Agent under this Agreement without any further act on its part or on the part or any of the Parties.

The Parties have executed and delivered this Agreement as of the date set out above.

NATIONAL ISSUER SERVICES INC.

Per:	/s/ David Eppert
Authorized Signatory

DEPLOY TECHNOLOGIES INC.

Per:	/s/ Darren Tindale
Authorized Signatory

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APPENDIX “1“ TO POOLING AGREEMENT

Securityholder

Name:

Signature:_____________________________

Address for Notice:

◆

Securities:

Type	Number	Certificate Numbers
Common Shares	◆

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Securityholder

Name:

Signature: _____________________________

Address for Notice:

◆

Securities:

Class	Number	Certificate Numbers
Common Shares,	◆

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APPENDIX “2“ TO POOLING AGREEMENT

Acknowledgement and Agreement to be Bound

I acknowledge that the securities listed in the attached Schedule ”A“ (the “pooled securities”) have been or will be transferred to me and that the pooled securities are subject to a Pooling Agreement dated _________________________(the “Pooling Agreement”).

For other good and valuable consideration, I agree to be bound by the Pooling Agreement in respect of the pooled securities, as if I were an original signatory to the Pooling Agreement.

Dated at ________________________ on _________________.

Where the transferee is an individual:

Signed, Sealed and Delivered by Transferee in the presence of:	) ) )
Witness (Signature)	) )
	)	Transferee
Name (please print)	) ) )
Address	) ) )
City, Province	) )
Occupation	) ) )

If the Securityholder is not an individual:

Transferee

Transferee

Per:
Authorized Signatory

Per:
Authorized Signatory

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